Exhibit 13.1

CERTIFICATION

June 26, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Franco Bertone, the Chief Executive Officer and Valerio Cavallo, the Chief Financial Officer of Telecom Argentina S.A. (“Telecom”) each certifies that, to the best of his knowledge:

1.              this Annual Report on Form 20-F (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom.

By:	/s/ Franco Bertone
	Name:	Franco Bertone
	Title:	Chief Executive Officer

By:	/s/ Valerio Cavallo
	Name:	Valerio Cavallo
	Title:	Chief Financial Officer